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                                                                    Exhibit 4(h)



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                          POPULAR NORTH AMERICA, INC.,
                                           Issuer

                                       and

                                 POPULAR, INC.,
                                           Guarantor


                                       TO


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                     Trustee



                                ----------------


                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of August 5, 1999

                    to Indenture dated as of October 1, 1991


                                ----------------


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     THIRD SUPPLEMENTAL INDENTURE, dated as of August 5, 1999 among Popular
North America, Inc. (formerly BanPonce Financial Corp.), a Delaware corporation (the "Company"), Popular, Inc. (formerly BanPonce Corporation), a Puerto Rico corporation (the "Guarantor"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Trustee (the "Trustee").

                                    RECITALS

     The Company, the Guarantor and the Trustee, as successor Trustee, are parties to an Indenture, dated as of October 1, 1991 (the "Original Indenture"), which provides for the issuance from time to time of unsecured debt securities of the Company, unconditionally guaranteed as to the payment of principal, premium (if any) and interest by the Guarantor, and are parties to a First Supplemental Indenture thereto, dated as of February 28, 1995 and a Second Supplemental Indenture thereto, dated as of May 8, 1997.

     Section 901(5) of the Original Indenture provides that without the consent of any Holders, the Company and the Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, in form satisfactory to the Trustee, to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor
(B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding.

     The Company and the Guarantor believe that Section 1013 of the Original Indenture should be amended and restated in its entirety, with effect only as to Securities of any Series created after the execution of this Third Supplemental Indenture.

     The respective Boards of Directors of the Company and the Guarantor have duly authorized the execution and delivery by the Company and the Guarantor, respectively, of this Third Supplemental Indenture.




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                              NOW, THEREFORE, THIS
                          THIRD SUPPLEMENTAL INDENTURE
                                   WITNESSETH:

     For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantor and the Trustee mutually agree as follows:

                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

Section 101. Definitions.

     Except as otherwise expressly provided or unless context otherwise requires, all terms used in this Third Supplemental Indenture shall have the meanings ascribed to them by the Original Indenture.

Section 102. Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 103. Successors and Assigns.

     All covenants and agreements in this Third Supplemental Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

Section 104. Separability Clause.

     In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 105. Benefits of Instrument.

     Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture or the Original Indenture.



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Section 106. Governing Law.

     This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                                   ARTICLE TWO

                       Amendment of the Original Indenture

Section 201. Amendment of Section 1013.

     Section 1013 of the Original Indenture is hereby amended and restated in its entirety as follows:

          "The Company and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1006, 1007 and 1009 to 1011, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect."

Section 202. Effectiveness of Section 201.

     Section 201 of this Third Supplemental Indenture shall neither (i) apply to any Security of a series created prior to the execution of this Third Supplemental Indenture and entitled to the benefit of Section 1013 of the Original Indenture nor (ii) modify the rights of the Holder of any such Security with respect to Section 1013 of the Original Indenture.

Section 203. Reaffirmation of Original Indenture.

     Each of the Company, the Guarantor and the Trustee hereby confirms, reaffirms and agrees to the Original Indenture in every particular, as amended by this Third Supplemental Indenture.



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Section 204. Trust Indenture Act.

     If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as it may be amended from time to time, that is required under such Act to be a part of and govern this Third Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or excluded, as the case may be.



                           *          *          *


     This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                        POPULAR NORTH AMERICA, INC.


                                        By:   /s/ Roberto R. Herencia
                                              --------------------------------
                                              Name: Roberto R. Herencia
                                              Title: Executive Vice President


                                        By:
                                              --------------------------------
                                              Name: Larry B. Kesler
                                              Title: Executive Vice President

Attest:

/s/ Ramon Lloveras San Miguel
------------------------------


Assistant Secretary



Affidavit No. ___


     Subscribed to before me by Roberto R. Herencia of legal age, married and resident of Glenview, Illinois, as Executive Vice President of Popular North America, Inc. and ____________, of legal age, married and resident of ___________, Puerto Rico as __________________ of Popular North America, Inc. and who are personally known to me, in San Juan, Puerto Rico, this 16th day of August, 1999.



                                         /s/ Lucy Aviles
[SEAL]                                  ------------------------------
                                                 Notary Public



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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                        POPULAR NORTH AMERICA, INC.


                                        By:
                                              --------------------------------
                                              Name: Roberto R. Herencia
                                              Title: Executive Vice President


                                        By:   /s/ Larry B. Kesler
                                              --------------------------------
                                              Name: Larry B. Kesler
                                              Title: Executive Vice President

Attest:

/s/ Ramon Lloveras San Miguel
------------------------------


Assistant Secretary



Affidavit No. 1190


     Subscribed to before me by Larry b. Kesler, of legal age, married and resident of Guaynabo, Puerto Rico as Executive Vice President of Popular North America, Inc. and who is personally known to me, in San Juan, Puerto Rico, this 12th day of August, 1999.



                                          /s/ Estela Martinez
[SEAL]                                  ------------------------------
                                                 Notary Public



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                                        POPULAR, INC.



                                        By:   /s/ Roberto R. Herencia
                                              ---------------------------------
                                              Name: Roberto R. Herencia
                                              Title: Executive Vice President



                                        By:
                                              ---------------------------------
                                              Name: Larry B. Kesler
                                              Title: Executive Vice President

Attest:


/s/ Ramon Lloveras San Miguel
-----------------------------------
  Assistant Secretary


Affidavit No. ___


     Subscribed to before me by Roberto R. Herencia of legal age, married and resident of Glenview, Illinois, as Executive Vice President of
Popular, Inc. and _____________, of legal age, married and resident of ______, ____________ as _____________________ of Popular, Inc. and who are personally known to me, in San Juan, Puerto Rico, this 16th day of August, 1999.

                                             /s/ Lucy Aviles
[SEAL]                                       -------------------------------
                                                       Notary Public



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                                        POPULAR, INC.



                                        By:
                                              ---------------------------------
                                              Name:  Roberto R. Herencia
                                              Title: Executive Vice President



                                        By:   /s/ Larry B. Kesler
                                              ---------------------------------
                                              Name:  Larry B. Kesler
                                              Title: Executive Vice President

Attest:

/s/ Ramon Lloveras San Miguel
-----------------------------------
  Assistant Secretary


Affidavit No. 1191


     Subscribed to before me by Larry B. Kesler, of legal age, married and resident of Guaynabo, Puerto Rico as Executive Vice President of Popular, Inc. and who is personally known to me, in San Juan, Puerto Rico, this 12th day of August, 1999.

                                                   /s/ Estela Martinez
[SEAL]                                       -------------------------------
                                                       Notary Public



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                                        THE FIRST NATIONAL BANK OF CHICAGO



                                        By: /s/ Michael D. Pinzon
                                            ---------------------------
                                            Name:  Michael D. Pinzon
                                            Title: Trust Officer


Attest:

/s/ Steve M. Husbands
------------------------------
Steve M. Husbands
Assistant Vice President


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


     On the 5 day of August, 1999, before me personally came
Michael Pinzon, to me known, who, being by me duly sworn, did depose and say that he/she is a Trust Officer of The First National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said national banking association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.





[SEAL]                                       /s/ Mark E. Davis
                                             ----------------------------
                                                     Notary Public


Mark E. Davis
Notary Public, State of New York
Reg. No. 01DA6004466
Qualified in New York County
Commission Expires March 23, 2000


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